EX 99.1

X4 Pharmaceuticals Announces $55.0 Million At-the-Market Private Placement Financing
BOSTON, Mass., March 19, 2021 – X4 Pharmaceuticals, Inc. (Nasdaq: XFOR), a leader in the discovery and development of novel therapies targeting diseases resulting from dysfunction of the CXCR4 pathway, today announced that it has agreed to sell an aggregate of 6,321,837 shares of its common stock, including pre-funded warrants to purchase common stock, to certain institutional accredited investors in a private investment in public equity (PIPE) financing. X4 anticipates that gross proceeds from the PIPE will be approximately $55.0 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company, based on the offering price of $8.70 per share (or $8.69 per prefunded warrant), the last reported sale price of X4’s common stock on The Nasdaq Global Market on March 18, 2021.
The financing included participation from new investors including Abingworth, Altium Capital, Driehaus Capital Management, Lincoln Park Capital, Monashee Investment Management and Sio Capital as well as existing investors including lead investor Bain Capital Life Sciences, Ikarian Capital and OrbiMed.
The proceeds from this transaction are expected to be used by X4 for clinical development of its pipeline, business development activities, working capital and general corporate purposes.
“We are pleased to have the support of several leading biotechnology-focused institutional investors, both new and existing investors, in this $55 million financing,” said Paula Ragan, Ph.D., President and Chief Executive Officer of X4 Pharmaceuticals. “We believe these funds will enable us to continue to advance our lead candidate, mavorixafor, to potentially improve the lives of thousands of patients across a number of rare disease indications.”
Citigroup, Cowen and Stifel served as joint lead placement agents for the financing.
The securities sold in this private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements. X4 has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About X4 Pharmaceuticals, Inc.
X4 Pharmaceuticals is a late-stage clinical biopharmaceutical company and a leader in the discovery and development of novel therapies for the treatment of diseases resulting from
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dysfunction of the CXCR4 pathway, with a focus on rare diseases and those with limited treatment options. The company’s lead candidate, mavorixafor, is a first-in-class, small molecule antagonist of chemokine receptor CXCR4 being developed as a once-daily oral therapy. X4 believes that inhibition of the CXCR4 receptor creates the potential for mavorixafor to provide therapeutic benefit across a wide variety of diseases, including primary immunodeficiencies and certain types of cancer. The efficacy and safety of mavorixafor, dosed once daily, is currently being evaluated in a global Phase 3 clinical trial in patients with WHIM syndrome, and in two Phase 1b clinical trials – in combination with ibrutinib in patients with Waldenstrom macroglobulinemia, and as monotherapy in patients with severe congenital neutropenia (SCN). X4 is continuing to leverage its insights into CXCR4 biology at its corporate headquarters in Boston, Massachusetts and at its research facility in Vienna, Austria, and is developing additional product candidates.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” or other similar terms or expressions that concern X4's expectations, strategy, plans or intentions. Forward-looking statements include, without limitation, statements regarding the timing, use of proceeds and completion of the financing. Any forward-looking statements in this press release are based on management's current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in X4’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 5, 2020, and in other filings X4 makes with the SEC from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect new events or circumstances, except as required by law.

Investors and Media:
Daniel Ferry
Managing Director
LifeSci Advisors
daniel@lifesciadvisors.com
(617) 430-7576

Mónica Rouco Molina
Senior Account Executive
LifeSci Communications
mroucomolina@lifescicomms.com

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